Exhibit 99.2

合作意向书

此合作意向书表明双方愿意进一步的商议合作内容，达成一份正式的商业合同。长城建筑公司和国际融资服务有限公司双方愿意合作。根据长城建筑公司需要的收购或合并的企业，及长城建筑公司上纳斯达融资等事宜，国际融资服务公司提供服务。此意向书只是双方初步了解的开始，有关正式的商业合同以最后谈判的结果及正式的商业合同为准：

此合作意向书的内容包括以下几点：

一．	双方谈判达成最终的合同：双方从签此意向书后就可以严肃的谈论正式合作的内容，最终的目的是双方能签正式商业合同。

二．	双方保密谈判和合作内容：双方明白和同意谈判内容和条件必须达到双方保密，在谈判的过程中双方保密方的商业上的秘密。

三．	这个意向书目的：此合作意向书只是表明双方有诚意商讨，根据双方的实际情况和优势达成共识。

公司名称：长城建筑公司：
签字：ANGEL TIAN
地址：12520 A1 WESTHEIMER #138 HOUSTON TX 77077
时间：08/14/09
电话：001-281-575-0636
传真：001-281-575-6983
网站：www.greatwallbuilder.com

公司名称：国际融资服务有限公司
签字：黄卫卫
地址：天津市河西区南京路路20号，金皇大厦33层300041
时间：2009年8月14日
电话：86-022-23114416
传真：86-022-23114417
网站：www.chinaifs.com